Exhibit 99.1

PDS Biotech Provides Business Update and Reports First Quarter 2023 Financial Results

Updated data from VERSATILE-002 Phase 2 trial to be presented at ASCO 2023

Company to host conference call and webcast today, May 15, 2023, at 8:00 AM ET

FLORHAM PARK, N.J., May 15, 2023 (GLOBE NEWSWIRE) -- PDS Biotechnology Corporation (Nasdaq: PDSB), a clinical-stage company developing a growing pipeline of targeted immunotherapies for cancer and infectious disease, will discuss its financial results for the quarter ended March 31, 2023, and provide a business update on its conference call today.

First Quarter and Recent Business Highlights:
●	PDS0101 Lead Drug Candidate
○
VERSATILE-002 Phase 2 open-label, multicenter study of PDS0101 in combination  with Merck’s anti-PD-1 therapy, KEYTRUDA® (pembrolizumab) in patients with human papillomavirus (HPV) 16-positive recurrent and/or metastatic head and neck cancer

■
Announced poster presentation of updated data from VERSATILE-002 trial during the 2023 American Society of Clinical Oncology (ASCO) Annual Meeting and its selection as a featured poster to be reviewed by an expert panel during the Head and Neck Cancer discussion session

■	Announced plan to initiate the Phase 3 VERSATILE–003 trial, for PDS0101 in combination with KEYTRUDA® in head and neck cancer in the fourth quarter of 2023
■	Presented initial data on T cell activation and functionality for PDS0101 in combination with KEYTRUDA® (pembrolizumab) at the ESMO Targeted Anticancer Therapies Congress 2023
○	National Cancer Institute (NCI)-led Phase 2 triple combination trial in patients with advanced HPV-positive cancers
■	Reported successful meeting with U.S. Food and Drug Administration (FDA) to discuss regulatory pathway for triple combination of PDS0101, PDS0301, and an approved immune checkpoint inhibitor (ICI)
●	PDS0301 Antibody-Conjugated Interleukin 12 (IL-12)
○	Hosted Key Opinion Leader (KOL) event focused on the potential use of IL-12 immunocytokine in oncology and the clinical results demonstrated to date with PDS0301
○
Announced clinical study of PDS0301 monotherapy published by the NCI in peer-reviewed journal, International Immunopharmacology, linking induced changes in immune responses with clinical outcomes in advanced cancer patients

●	Infectimune™ Platform
○
Publication of preclinical Infectimune™ study in the peer-reviewed journal Viruses showed complete protection against influenza infection in animal studies with PDS0202, a novel investigational recombinant protein-based universal flu vaccine

○
A second preclinical Infectimune™ publication in the peer-reviewed journal Viruses showed induction of higher levels of multifunctional influenza-specific CD4 T cells compared to leading commercial vaccine technologies

●	Business Highlights
○	Received $1.4 million from the net sale of net operating loss tax benefits through the New Jersey economic development program

“PDS Biotech had another productive quarter progressing toward initiation of the upcoming Phase 3 trial, VERSATILE-003, for PDS0101 in combination with KEYTRUDA® in HPV16-positive head and neck cancer patients,” stated Dr. Frank Bedu-Addo, President and Chief Executive Officer of PDS Biotech. “We look forward to initiating our Phase 3 trial in the fourth quarter of this year and to provide an update on interim data from our VERSATILE-002 Phase 2 clinical trial this June at ASCO. Additionally, the NCI-led triple combination, IMMUNOCERV, and Mayo Clinic neoadjuvant Phase 2 trials continue to progress. Furthermore, we continue to develop our novel antibody-conjugated IL-12 asset PDS0301 and look forward to providing an update on ongoing investigator-initiated Phase 2 trials at the NCI in several solid tumor indications.”

First Quarter 2022 Financial Results
Reported net loss was approximately $9.7 million, or $0.32 per basic share and diluted share, for the three months ended March 31, 2023, compared to a net loss of $8.5 million, or $0.32 per basic share and diluted share, for the three months ended March 31, 2022. The increase was due to personnel, clinical studies, medical affairs, and manufacturing expenses.

Research and development expenses increased to approximately $5.8 million for the three months ended March 31, 2023, from $5.2 million for the three months ended March 31, 2022. The increase of $0.6 million in 2023 was primarily attributable to an increase of $0.2 million in clinical studies and medical affairs, $0.8 million in personnel costs and $0.1 million in professional fees offset by a decrease of $0.5 million in manufacturing expenses.

General and administrative expenses increased to approximately $3.6 million for the three months ended March 31, 2023, from approximately $3.3 million for the three months ended March 31, 2022. The increase of $0.3 million is primarily attributable to an increase of $0.8 million in personnel, which is offset by a decrease of $0.5 million in professional fees.

Total operating expenses increased to approximately $9.4 million for the three months ended March 31, 2023 from $8.5 million for the three months ended March 31, 2022.

Cash and cash equivalents as of March 31, 2023, totaled approximately $65.2 million. Based on the Company’s cash resources with the anticipated initiation of one registrational trial in 2023, PDS Biotech believes this balance is sufficient to fund the Company’s operations and research and development programs into the third quarter of 2024.

Conference Call and Webcast
The conference call is scheduled to begin at 8:00 AM ET on Monday, May 15, 2023. Participants should dial 877-407-3088 (United States) or 201-389-0927 (International) and reference conference ID 13738216. To access the webcast, please use the following link PDS Biotech Earnings Webcast. The event will be archived in the investor relations section of PDS Biotech’s website for six months.

About PDS Biotechnology
PDS Biotech is a clinical-stage immunotherapy company developing a growing pipeline of targeted cancer and infectious disease immunotherapies based on our proprietary Versamune®, Versamune® plus PDS0301, and Infectimune™ T cell-activating platforms and PDS0301 tumor targeting immunocytokine. We believe our targeted immunotherapies have the potential to overcome the limitations of current immunotherapy approaches through the activation of the right type, quantity and potency of T cells. To date, our lead Versamune® clinical candidate, PDS0101, has demonstrated the ability to reduce tumors and stabilize disease in combination with approved and investigational therapeutics in patients with a broad range of HPV16-associated cancers in multiple Phase 2 clinical trials. and will be advancing into a Phase 3 clinical trial in combination with KEYTRUDA® for the treatment of recurrent/metastatic HPV16-positive head and neck cancer in 2023.   Our Infectimune™ based vaccines have also demonstrated the potential to induce not only robust and durable neutralizing antibody responses, but also powerful T cell responses, including long-lasting memory T cell responses in pre-clinical studies to date. To learn more, please visit www.pdsbiotech.com or follow us on Twitter at @PDSBiotech.

Forward Looking Statements
This communication contains forward-looking statements (including within the meaning of Section 21E of the United States Securities Exchange Act of 1934, as amended, and Section 27A of the United States Securities Act of 1933, as amended) concerning PDS Biotechnology Corporation (the “Company”) and other matters. These statements may discuss goals, intentions and expectations as to future plans, trends, events, results of operations or financial condition, or otherwise, based on current beliefs of the Company’s management, as well as assumptions made by, and information currently available to, management. Forward-looking statements generally include statements that are predictive in nature and depend upon or refer to future events or conditions, and include words such as “may,” “will,” “should,” “would,” “expect,” “anticipate,” “plan,” “likely,” “believe,” “estimate,” “project,” “intend,” “forecast,” “guidance”, “outlook” and other similar expressions among others. Forward-looking statements are based on current beliefs and assumptions that are subject to risks and uncertainties and are not guarantees of future performance. Actual results could differ materially from those contained in any forward-looking statement as a result of various factors, including, without limitation: the Company’s ability to protect its intellectual property rights; the Company’s anticipated capital requirements, including the Company’s anticipated cash runway and the Company’s current expectations regarding its plans for future equity financings; the Company’s dependence on additional financing to fund its operations and complete the development and commercialization of its product candidates, and the risks that raising such additional capital may restrict the Company’s operations or require the Company to relinquish rights to the Company’s technologies or product candidates; the Company’s limited operating history in the Company’s current line of business, which makes it difficult to evaluate the Company’s prospects, the Company’s business plan or the likelihood of the Company’s successful implementation of such business plan; the timing for the Company or its partners to initiate the planned clinical trials for PDS0101, PDS0203 and other Versamune® and Infectimune™ based product candidates; the future success of such trials; the successful implementation of the Company’s research and development programs and collaborations, including any collaboration studies concerning PDS0101, PDS0203 and other Versamune® and Infectimune™ based product candidates and the Company’s interpretation of the results and findings of such programs and collaborations and whether such results are sufficient to support the future success of the Company’s product candidates; the success, timing and cost of the Company’s ongoing clinical trials and anticipated clinical trials for the Company’s current product candidates, including statements regarding the timing of initiation, pace of enrollment and completion of the trials (including the Company’s ability to fully fund its disclosed clinical trials, which assumes no material changes to the Company’s currently projected expenses), futility analyses, presentations at conferences and data reported in an abstract, and receipt of interim or preliminary results (including, without limitation, any preclinical results or data), which are not necessarily indicative of the final results of the Company’s ongoing clinical trials; any Company statements about its understanding of product candidates mechanisms of action and interpretation of preclinical and early clinical results from its clinical development programs and any collaboration studies;  and other factors, including legislative, regulatory, political and economic developments not within the Company’s control. The foregoing review of important factors that could cause actual events to differ from expectations should not be construed as exhaustive and should be read in conjunction with statements that are included herein and elsewhere, including the other risks, uncertainties, and other factors described under “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and elsewhere in the documents we file with the U.S. Securities and Exchange Commission.. The forward-looking statements are made only as of the date of this press release and, except as required by applicable law, the Company undertakes no obligation to revise or update any forward-looking statement, or to make any other forward-looking statements, whether as a result of new information, future events or otherwise.

Versamune® is a registered trademark and Infectimune™ is a trademark of PDS Biotechnology.
KEYTRUDA® is a registered trademark of Merck Sharp and Dohme LLC, a subsidiary of Merck & Co., Inc., Rahway, N.J., USA.

Investor Contacts:
Deanne Randolph
PDS Biotech
Phone: +1 (908) 517-3613
Email: drandolph@pdsbiotech.com

Rich Cockrell
CG Capital
Phone: +1 (404) 736-3838
Email: pdsb@cg.capital

Media Contacts:
Tiberend Strategic Advisors, Inc.
Dave Schemelia
Phone: +1 (609) 468-9325
dschemelia@tiberend.com

Bill Borden
Phone: +1 (732) 910-1620
bborden@tiberend.com

PDS BIOTECHNOLOGY CORPORATION AND SUBSIDIARY
          Condensed Consolidated Balance Sheets

	March 31, 2023	December 31, 2022
ASSETS	(unaudited)
Current assets:
Cash and cash equivalents	$65,199,379	$73,820,160
Prepaid expenses and other	2,773,988	2,660,230
Total current assets	67,973,367	76,480,390

Property and equipment, net	148,334	-
Financing lease right-to-use assets	229,883	374,888
Operating lease right-to-use asset	97,042	152,645

Total assets	$68,448,626	$77,007,923

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$2,072,061	$1,219,287
Accrued expenses	1,858,391	8,313,708
Financing lease obligation-short term	52,108	56,612
Operating lease obligation-short term	146,980	231,429
Total current liabilities	4,129,540	9,821,036

Noncurrent liabilities:
Note payable, net of debt discount	23,142,841	23,020,844
Financing lease obligation-long term	165,292	164,013
Total liabilities:	$27,437,673	$33,005,893

STOCKHOLDERS' EQUITY
Common stock, $0.00033 par value, 75,000,000 shares authorized at March 31, 2023 and December 31, 2022, 30,723,610 shares and 30,170,317 shares issued and outstanding at March 31, 2023 and December 31, 2022, respectively	10,139	9,956
Additional paid-in capital	152,219,149	145,550,491
Accumulated deficit	(111,218,335)	(101,558,417)
Total stockholders' equity	41,010,953	44,002,030

Total liabilities and stockholders' equity	$68,448,626	$77,007,923

PDS BIOTECHNOLOGY CORPORATION AND SUBSIDIARY

Condensed Consolidated Statements of Operations and Comprehensive Loss

(Unaudited)

	Three Months Ended March 31,
	2023	2022
Operating expenses:
Research and development expenses	$5,843,686	$5,161,315
General and administrative expenses	3,578,728	3,317,907
Total operating expenses	9,422,414	8,479,222

Loss from operations	(9,422,414)	(8,479,222)
Interest income (expense), net
Interest income	729,341	5,700
Interest expense	(966,845)	-
Interest income (expense), net	(237,504)	5,700

Net loss and comprehensive loss	(9,659,918)	(8,473,522)

Per share information:
Net loss per share, basic and diluted	$(0.32)	$(0.32)

Weighted average common shares outstanding basic and diluted	30,428,053	26,161,156